NBD Bank
701 First National Building
Detroit, Michigan 48226
Phone 3 13-225-4378
FAX 313-962-2326


Mary Lu D. Cramer
Vice President
NBD Business Finance


November 1, 1996




Data Systems Network Corporation

34705 W. Twelve Mile Road

Suite 300

Farmington Hills, MI     48331





Gentlemen:
This letter will constitute an amendment to our Restated Business
Financing Agreement-Secured Credit Agreement (Accounts Receivable and Inventory) dated as of June 30, 1992 and amended by that certain letter agreement dated February 1, 1995. Paragraph 2 reads, in part, as follows: "...Lender, in its sole discretion, will lend to Borrower, on the terms described in this Agreement, up to the principal sum of- (a) up to 85% of the net amount of "eligible" receivables (as determined in accordance with Paragraph 9 below); and (b) up to 25% of the lesser of the cost or market value, or whatever other reasonable valuation is set by Lender, of "eligible" Inventory (as determined in accordance with Paragraph 9 below). The maximum principal amount to be advanced to Borrower under this line of credit will not exceed $7,500,000 at any one time outstanding, of which the maximum principal amount to be advanced against the security of eligible Inventory will not exceed $2,250,000, and of which the maximum principal amount to be advanced against the security of "eligible" Inventory constituting software will not exceed $300,000 at any one time outstanding.".
Effective this date, Paragraph 2 is amended, in part, to read as follows:
"...Lender, in its sole discretion, will led to Borrower, on the terms described in this Agreement, up to the principal sum of.- (a) up to 85% or the net amount of "eligible" receivables (as determined in accordance with Paragraph 9 below)-, and (b) up to the sum of (i) 75% of the lesser of the cost or market value, or whatever other reasonable valuation is set by Lender, of "eligible" Inventory that is subject to repurchase by the seller thereof under written repurchase agreements satisfactory to Lender (as determined in accordance with Paragraph 9 below ("Repurchase Inventory); (ii) up to 35% of the lesser of the cost or market value, or whatever Subsidiary of First Chicago NBD
Corporation
Data Systems Network Corporation November 1, 1996 other reasonable valuation is set by Lender, of "eligible" software Inventory
(as determined in accordance with Paragraph 9 below) ("Software
Inventory") and (iii) up to 35% of the lesser of the cost or market value of all other "eligible" Inventory (as determined in accordance with Paragraph 9 below and after deducting from inventory an amount equal to the amount Borrower owes to IBM Credit and its affiliates and Borrower's Inventory reserve ("Other Inventory"). The maximum principal amount to be advanced to Borrower under this line of credit will not exceed $15,000,000 at any one time outstanding, of which the maximum principal amount to be advanced against the security of' eligible Inventory will not exceed $3,750,000, and of this $3,750,000 amount, the maximum principal amount to be advanced against the security of all types of "eligible" Inventory consisting of Repurchase Inventory will not exceed $2,500,000 at any one time outstanding, and the maximum principal amount to be advanced against the security of "eligible" Inventory consisting of Software Inventory will not exceed $300,000 at any one time outstanding, and the maximum principal amount to be advanced against the security of "eligible" Inventory consisting or Other Inventory will not exceed $2,500,000 at any one time outstanding.".

Effective this date, the following Paragraph 2A is added immediately after Paragraph 2 and before Paragraph 3: "...2A Letter of Credit Facility. Lender agrees, in its sole discretion, to issue,, from time to time, Standby Letters of Credit ("S/L/C's") for Borrower's account. The total face amount of the S/I./C's may not exceed $ 1 00,000 in the aggregate at ally one time outstanding. ]'he amount of all outstanding S/L/C plus the amount of outstanding advances under Paragraph 2, plus the amount of all draws under S/L/C's that have not been reimbursed to Lender, may not exceed the lesser of (i) $15,000,000 and (ii) the borrowing base provided in Paragraph 2 above, less the face amount of all outstanding SLC's and the amount of all draws under SLC's that have not been reimbursed to Lender. Borrower must execute I-ender standard documentation relating to S/L/C's ("SLC documents"). Each S/L/C must have an expiry date of not later than November 1, 1997. Each S/L/C will accrue a commission at the per annum rate of 1.25% of the face amount of each S/L/C, payable in advance at the time of each issuance or extension. In addition, Borrower must also pay all other usual and Customary fees charged by Lender in connection with the issuance of, amendments to, and draws under the S/L/C's. All of Borrower's present and future obligations to Lender in connection with SLC's are secured by all collateral security heretofore, simultaneously herewith, or hereafter granted to Lender by Borrower for the purpose of securing any of Borrower's present or future obligations to Lender. This collateral includes but is not limited to Receivables and Inventory. If Borrower fails to make any payment due Lender under this




Agreement or the SLC documents, Lender may charge Borrower's loan account under the line of credit set forth in Paragraph 2 above or may debit such amounts from any of Borrower's accounts at Lender.".

Effective this date, Paragraph 3 reads, in part, as follows: "...The rate of interest to be charged on all advances, whether under this Agreement, any supplement, or otherwise ("Interest Rate") will be 3/4 of one percentage point per annum higher than the prime per annum rate of interest adjusted on a daily basis.".

Effective this date, Paragraph 3 is amended, in part, to read as follows:
" ...The rate of interest to be charged on all advances, whether under this Agreement, any supplement, or otherwise ("Interest Rate") will be 1/4 of one percentage point per annum higher than the prime per annum rate of interest adjusted on a daily basis.".

Paragraph 6 reads, in part, as follows: "...Furthermore, all reasonable cost and expenses incurred by Lender or its agents in connection with this Agreement, including the preparation and review of this
Agreement and all related agreements and documents and all other obligations to Lender, shall be part of Borrower's obligations......

Effective this date, Paragraph 6 is amended, in part, to read as follows:
"...Furthermore, all reasonable costs and expenses incurred by Lender or its agents in connection with this Agreement, including the preparation and review of this Agreement and all related agreements and documents, annual collateral monitoring fee of $3,000 payable semiannually, and all other obligations to Lender, shall be part of Borrower's obligations..."

Effective this date, Paragraph 9 (b) (ii) is amended in its entirety to read as follows: "...if 50% or more of the total Receivables from a Customer are more than 90 days old (based on the billing date) or if 50% or more of the total Receivables from the State of Michigan are more than 120 days old (based on the billing date); ".

Effective this date, Paragraph 15 is amended by the inclusion of 0) which will read as follows: "...if Borrower does not maintain its Tangible Net Worth, defined as all assets which, under GAAP would appear on its balance sheet, but excluding intangible items such as goodwill, treasury shares, reserves, patents, trademarks, research and development expenses and the like, and excluding any write-up or increase in the book value of assets resulting from a reevaluation thereof (except with respect to inventory on account of the standard costing system), a change in accounting methods, standards, practices or rules, or for any other reason, less total liabilities, at not less than $1,900,000 and increasing by $500,000 at each fiscal year thereafter.".



Paragraph 18 reads, in part, as follows: "...The Borrower shall be obligated to pay a prepayment premium if Borrower makes a prepayment of all or substantially all (more than 50%) of the principal then outstanding, accrued interest and other obligations due Lender by Borrower at any time other than the anniversary of this Agreement

Effective this date, Paragraph 18 is amended, in part, to read as follows: " The Borrower shall be obligated to pay a prepayment premium if Borrower makes a prepayment of all of the principal then outstanding, accrued interest and other obligations due Lender by Borrower at any time other than the anniversary of this Agreement.".

Simultaneously with the execution of this letter, Borrower must pay NBD Bank a $ 1 0,000 facility fee.

All other provisions and covenants contained in the Restated Business Financing Agreement Secured Credit Agreement ( Accounts
Receivable and Inventory) and all related loan documents remain in full force and effect and unchanged.

Kindly acknowledge your acceptance of the foregoing by signing in the space provided below and return two copies of this letter to the undersigned.


Very truly yours,



Mary Lu Cramer                                       Mark W. Widawski
Vice President                                       First Vice President


The foregoing is hereby
acknowledged and
agreed to:

DATA SYSTEMS
NETWORK
CORPORATION



By:      Philip M. Goy
Vice President Finance
Chief Financial Officer